SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 29, 2006
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 29, 2006, Evergreen Solar, Inc. (the “Company”) announced that its EverQ partnership (“EverQ”) signed a previously disclosed polysilicon supply agreement (the “Supply Agreement”) under which an affiliate of Renewable Energy Corporation of Norway (OSEAX: REC.OL) (“REC”) has agreed to supply EverQ with a total of approximately 7,400 metric tons of granular polysilicon over seven years beginning in 2008. Shipments of approximately 400 metric tons are expected to begin in the second half of 2008 and increase to approximately 1,200 metric tons annually by 2010, continuing through 2014. These shipments are in addition to the 190 metric tons REC is currently supplying EverQ annually under an existing arrangement.
     In conjunction with the execution of the Supply Agreement, which is expected to become effective early in the fiscal fourth quarter 2006 following regulatory approval, the Company, Q-Cells AG of Germany (FSE: QCE) (“Q-Cells”) and REC also entered into an amendment (the “Amendment”) to the existing Master Joint Venture Agreement by and among the Company, EverQ, REC and Q-Cells whereby the Company, REC and Q-Cells will become equal partners in EverQ.
     In addition, the Company announced that it entered into an amended and restated license and technology transfer agreement with EverQ (the “License Agreement”). In accordance with the terms of the License Agreement, the Company will license to EverQ certain of its proprietary technologies necessary for the manufacture of EverQ’s solar modules. The Company also announced that it entered into a sales representative agreement with EverQ (the “Sales Representative Agreement”) pursuant to which the Company will continue to market and sell solar modules manufactured by EverQ.
     The foregoing descriptions of the Amendment, the License Agreement and the Sales Representative Agreement are qualified in their entirety by reference to the Amendment, the License Agreement and the Sales Representative Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.
Item 7.01. Regulation FD Disclosure.
     On October 2, 2006, the Company issued a press release announcing that EverQ had signed the Supply Agreement and that the Company had signed the Amendment, the License Agreement and the Sales Representative Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto. Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 2, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Donald M. Muir
Donald M. Muir
Vice President, Chief Financial Officer, Secretary and Treasurer

Dated: October 5, 2006